EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2004 relating to the financial statements, which appears in page 51 of the 2003 Annual Report to Shareholders of First BanCorp, which is incorporated by reference in First BanCorp’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 7, 2004